UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 963-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

As ADTRAN Holdings, Inc. (the “Company”) previously reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (as amended) and Annual Report on Form 10-K for the year ended December 31, 2023, on November 6, 2023, the Company’s management resolved to implement a comprehensive business efficiency program (the “Business Efficiency Program”) which includes site consolidations. In connection with the Business Efficiency Program, management of the Company determined on April 11, 2024 to close the Company’s facility in Greifswald, Germany (the “Facility”), within the next three months.

The Company currently expects to incur total costs ranging from approximately $13.5 million to $18.4 million in connection with the closure of the facility. This includes cash charges ranging between approximately $13.3 million and $17.6 million in severance, outplacement and related expenses and a range of approximately $0.7 million to $1.3 million in lease exit costs, as well as non-cash charges of approximately $0.2 million in accelerated depreciation expenses. The Company expects these charges to be fully incurred in fiscal year 2024 with cash payments expected to span into 2025. The total estimated costs of the Business Efficiency Program are being adjusted accordingly.

The Company does not currently anticipate incurring other charges or cash expenditures associated with the closure of the Facility. However, the Company will amend this disclosure in the event that there is a material change in costs or cash payments in connection with the closure of the Facility.

The closure of the Facility will be substantially completed by June 30, 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, statements regarding the Company’s estimated costs with respect to the closure of the Facility, the timing of the closure, and related matters. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties, including risks relating to the time necessary to cease operations at the Facility, the outcome of discussions with the union representing the employees at the Facility, the timing, effectiveness and expense associated with transferring production capabilities to other locations, ongoing restructuring of our operations under our Business Efficiency Program more generally, our ability to achieve the anticipated cost savings associated with such program, as well as fluctuations in revenue and its impact on our operating results, our ability to manage our inventory, our ability to meet our debt service obligations, and the risks described in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as amended, and other documents on file with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this filing, except as required by applicable law or regulation.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN Holdings, Inc.

Date:	April 17, 2024	By:	/s/ Ulrich Dopfer
Ulrich Dopfer Chief Financial Officer